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CORESTATES FINANCIAL CORP AND SUBSIDIARIES

EXHIBIT 11

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share amounts)

                                                  Three Months Ended           Twelve Months Ended
                                                      December 31,                 December 31,
                                                  --------------------         -------------------
                                                    1996        1995             1996       1995
                                                  --------    --------         --------   --------
(A) Net Income ...........................        $195,546    $192,145         $649,144   $655.176
                                                  ========    ========         ========   ========
EARNINGS PER SHARE

Based on average common shares outstanding
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(B) Average shares outstanding ...........         215,866     219,915          218,812    222,268

(A/B)  Net Income ........................        $   0.91    $   0.87         $   2.97   $   2.95
                                                  ========    ========         ========   ========
Based on average common and common
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equivalent shares outstanding
-----------------------------
Primary:
(C) Average common equivalent shares .....           2,156       2,438            2,184      2,398
(D) Average common and common equivalent
           shares (B + C) ................         218,022     222,353          220,996    224,666
(A/D) Net Income (1) .....................        $   0.90    $   0.86         $   2.94   $   2.92
                                                  ========    ========         ========   ========
Fully diluted:
(E) Average common equivalent shares .....           2,283       2,399            2,888      2,747
(F) Average common and common equivalent
           shares (B + E) ................         218,149     222,314          221,700    225,015
(A/F)  Net Income (1) ....................        $   0.90    $   0.86         $   2.93   $   2.91
                                                  ========    ========         ========   ========

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(1) Dilution is less than 3%.